Exhibit 10.2

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of _________, 202__, by and between CyberScope Web3 Security, Inc., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), and (the “Indemnitee”), [a director/an [executive officer] / an officer] of the Company.

WHEREAS, the Indemnitee has agreed to serve as [a director/an executive officer] of the Company and in such capacity will render valuable services to the Company; and

WHEREAS, the board of directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among publicly traded corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The amended and restated memorandum and articles of association of the Company (as amended and / or restated from time to time) (the “Articles”) provide for the indemnification of the officers and directors of the Company;

WHEREAS, while the Articles provide for the indemnification of the officers and directors of the Company and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification, hold harmless, exoneration, advancement and reimbursement rights;

NOW, THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, and other good and valuable consideration, including, without limitation, the service of the Indemnitee, the receipt of which hereby is acknowledged, and in order to induce the Indemnitee to serve, or continue to serve, as [a director/an executive officer / an officer] of the Company, the Company and the Indemnitee hereby agree as follows:

1.	Definitions. As used in this Agreement:

(a)	A “Change in Control” occurs upon the earliest to occur after the date of this Agreement of any of the following events:

(i)	Acquisition of shares of the Company by a third party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding shares unless the change in relative beneficial ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares held in the capital of the Company entitled to vote generally in the election of directors;

(ii)	Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 1(a)(i), 1(a)(iii) or 1(a)(iv)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

(iii)	Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting shares of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(iv)	Liquidation. The approval by the shareholders of the Company of a complete liquidation and or winding-up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

(v)	Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

(vi)	For purposes of this Section 2(b), the following terms have the following meanings:

(1)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.

(2)	“Person” has the meaning as set forth in Section 13(d) of the Exchange Act; provided, however, that Person excludes (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

(3)	“Beneficial Owner” has the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner excludes any Person otherwise becoming a Beneficial Owner by reason of the shareholders of the Company approving a merger of the Company with another entity.

(b)	The term “Disinterested Director” with respect to any request by the Indemnitee for indemnification or advancement of expenses hereunder shall mean a director of the Company who neither is nor was a party to the Proceeding (as defined below) in respect of which indemnification or advancement is being sought by the Indemnitee.

(c)	The term “Expenses” shall mean any expense, liability or loss, including, without limitation, damages, judgments, fines, penalties, settlements (if, and only if, such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld, conditioned or delayed) and costs, attorneys’ fees and disbursements and costs of attachment or similar bond, investigations, liabilities, losses, taxes, any expense paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding, and any taxes, interests, assessments or other charges imposed as a result of the actual or deemed receipt of any payment under this Agreement.

(d)	The term “Independent Legal Counsel” shall mean any attorney or firm of attorneys that is reasonably selected by the Board and approved by the Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed), so long as such firm is not presently representing and has not in the preceding five (5) years represented the Company, the Company’s subsidiaries or affiliates, the Indemnitee, any entity controlled by the Indemnitee, or any party adverse to the Company in any matter material to any such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements). Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification or advancement of expenses under this Agreement, the Articles, which became effective immediately after the Company’s initial public offering, applicable law or otherwise.

(e)	The term “Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, hearing or any other proceeding (including, without limitation, an appeal therefrom), formal or informal, whether brought in the name of the Company or otherwise, whether of a civil, criminal, administrative or investigative nature, and whether by, in or involving a court or an administrative, other governmental or private entity or body (including, without limitation, an investigation by the Company or its Board), in which the Indemnitee was, is or will be involved as a party or otherwise, by reason of (i) the fact that the Indemnitee is or was a director (or a director appointee) or an executive officer, or officer of the Company, or is or was serving at the request of the Company as an agent of another enterprise, (ii) any actual or alleged act or omission or neglect or breach of duty, including, without limitation, any actual or alleged error or misstatement or misleading statement, which the Indemnitee commits or suffers while acting in any such capacity, or (iii) the Indemnitee attempting to establish or establishing a right to indemnification or advancement of expenses pursuant to this Agreement, the Articles, applicable law or otherwise, in each case whether or not the Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.

(f)	The phrase “serving at the request of the Company as an agent of another enterprise” or any similar terminology shall mean, unless the context otherwise requires, serving at the request of the Company as a director, officer, employee or agent of another exempted company, corporation, partnership, exempted limited partnership, joint venture, limited liability company, trust, employee benefit or welfare plan or other enterprise, foreign or domestic. The phrase “serving at the request of the Company” shall include, without limitation, any service as a director or an executive officer of the Company which imposes duties on, or involves services by, such director or executive officer with respect to the Company or any of the Company’s subsidiaries, affiliates, employee benefit or welfare plans, such plan’s participants or beneficiaries or any other enterprise, foreign or domestic. In the event that the Indemnitee shall be a director, officer, employee or agent of another exempted company, corporation, partnership, exempted limited partnership, joint venture, limited liability company, trust, employee benefit or welfare plan or other enterprise, foreign or domestic, 50% or more of the ordinary shares, combined voting power or total equity interest of which is owned by the Company or any subsidiary or affiliate thereof, then it shall be presumed conclusively that the Indemnitee is so acting at the request of the Company.

2.	Indemnification. Subject to Section 6 below, the Company hereby agrees to hold harmless and indemnify the Indemnitee to the fullest extent permitted by Cayman Islands law in effect on the date hereof and as amended from time to time (“Law”) and as applicable, the Articles. In furtherance of the foregoing indemnification and without limiting the generality thereof:

(a)	Proceedings by or in the Right of the Company. The Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or is otherwise involved in any Proceeding by or in the right of the Company to procure a judgment in its favor against all Expenses which are actually and reasonably incurred by the Indemnitee in connection with such a Proceeding, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company; except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudicated by final judgment (as to which all rights of appeal therefrom have been exhausted or lapsed) by a court of competent jurisdiction to be liable to the Company for dishonesty, willful neglect or willful default or actual fraud[1] in the performance of his/her duty to the Company, unless and only to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts which such court shall deem proper, in each case, to the maximum extent permitted by Law and as applicable, the Articles.

1	NTD Appleby: Please note that in the PubCo articles, we will revise the scope of the exculpatory clause (Article 47.1 and 47.2) to include the following: dishonesty, willful neglect or willful default or actual fraud as currently drafted the exculpation is: actual fraud or wilful default. Each are valid under Cayman Islands law / common law, it is just preferred that this agreement tracks the same language as the proposed PubCo articles.

(b)	Proceedings Other than Proceedings by or in the Right of the Company. The Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or is otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Company) against all Expenses which are actually and reasonably incurred by the Indemnitee in connection with such a Proceeding, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudicated by final judgment (as to which all rights of appeal therefrom have been exhausted or lapsed) by a court of competent jurisdiction to be liable to the Company for dishonesty, willful neglect or willful default or actual fraud in the performance of his/her duty to the Company, unless and only to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts which such court shall deem proper, in each case, to the maximum extent permitted by Law and as applicable, the Articles.

(c)	Indemnification for Expenses of Witness. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee, has prepared to serve or has served as a witness or is made to respond to discovery requests in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith, in each case, to the maximum extent permitted by Law and as applicable, the Articles.

(d)	Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Proceedings, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled, in each case, to the maximum extent permitted by Law and as applicable, the Articles.

(e)	Mandatory Indemnification. Other than as provided in Section 6, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to a Proceeding or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith. For purposes of this Agreement and without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Company, (iii) a plea of guilty or nolo contendere by Indemnitee or (iv) an adjudication that Indemnitee is not entitled to the indemnification provided by this Agreement, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

3.	Contribution. If the indemnification provided in Section 2 above is unavailable to Indemnitee for any reason (other than those set forth in Section 6 below) in connection with a Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company, in lieu of indemnifying Indemnitee thereunder, shall, to the maximum extent permitted by Law and as applicable, the Articles, contribute to the amount of Expenses which are actually and reasonably incurred and paid or payable by the Indemnitee in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and the Indemnitee and/or (ii) the relative fault of the Company and such Indemnitee in connection with the transaction or events from which such Proceeding arose. The relative fault of the Company and the Indemnitee shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses.

4.	Advancement of Expenses. The Expenses incurred by the Indemnitee in any Proceeding shall be paid promptly by the Company in advance of the final disposition of the Proceeding at the written request of the Indemnitee (but in any event no later than thirty (30) days after such request) to the fullest extent permitted by Law and as applicable, the Articles; provided, however, that the Indemnitee shall set forth in such request reasonable evidence that such Expenses have been incurred by the Indemnitee in connection with such Proceeding and an undertaking (which shall not require any security) in writing to repay any advances if it is ultimately determined as provided in subsection 5(b) of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, the Articles, applicable law or otherwise.

5.	Indemnification Procedure; Determination of Right to Indemnification.

(a)	Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee shall, if a claim for indemnification in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof in a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The omission to so notify the Company will not relieve the Company from any liability which the Company may have to the Indemnitee under this Agreement unless the Company shall have lost significant substantive or procedural rights with respect to the defense of any Proceeding as a result of such omission to so notify.

(b)	The Indemnitee shall be conclusively presumed to be entitled to indemnification under this Agreement unless a determination is made that the Indemnitee is not entitled to indemnification under Law or this Agreement by one of the following two methods, which shall be at the election of the Indemnitee: (i) by a majority vote of the Board of a quorum consisting of Disinterested Directors or (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, the Indemnitee so directs, by Independent Legal Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee.

(c)	If (i) a determination is made that the Indemnitee is not entitled to indemnification under this Agreement or (ii) a claim for indemnification or advancement of Expenses under this Agreement is not paid by the Company within thirty (30) days after receipt by the Company of written notice thereof, the Indemnitee is entitled to an adjudication in any court of competent jurisdiction. Such judicial proceeding shall be made de novo. The burden of proving that indemnification or advances are not appropriate shall be on the Company. Neither the failure of the directors of the Company or Independent Legal Counsel to have made a determination prior to the commencement of such action that indemnification or advancement of Expenses is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, if any, nor an actual determination by the directors of the Company or Independent Legal Counsel that the Indemnitee has not met the applicable standard of conduct shall be a defense to an action by the Indemnitee or create a presumption for the purpose of such an action that the Indemnitee has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself (i) create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Company and/or its shareholders, and, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful or (ii) otherwise adversely affect the rights of the Indemnitee to indemnification or advancement of Expenses under this Agreement, except as may be provided herein.

(d)	If a court of competent jurisdiction shall determine that the Indemnitee is entitled to any indemnification or advancement of Expenses hereunder, the Company shall to the maximum extent permitted by Law and as applicable, the Articles pay all Expenses actually and reasonably incurred by the Indemnitee in connection with such adjudication (including, but not limited to, any appellate proceedings).

(e)	With respect to any Proceeding for which indemnification or advancement of Expenses is requested, the Company will be entitled to participate therein at its own expense and, except as otherwise provided below, to the extent that it may wish, the Company may assume the defense thereof with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election to assume the defense of a Proceeding, the Company will not be liable to the Indemnitee under this Agreement for any Expenses subsequently incurred by the Indemnitee in connection with the defense thereof, other than as provided below. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, such consent not to be unreasonably withheld; provided, however, that if a Change in Control has occurred (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control), the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.

(f)	The Indemnitee shall have the right to employ his own counsel in any Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense of the Proceeding shall be at the expense of the Indemnitee, unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of a Proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of a proceeding, in each of which cases the fees and expenses of the Indemnitee’s counsel shall be advanced by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee has concluded in his/her sole discretion that there may be a conflict of interest between the Company and the Indemnitee.

(g)	Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power. Subject to Section 3, the Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial action if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense, conduct and/or settlement of such action.

6.	Limitations on Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against the Indemnitee:

(a)	in connection with any Proceeding initiated or brought voluntarily by the Indemnitee and not by way of defense, unless (i) the Board authorized the Proceeding prior to its initiation or (ii) the Proceeding is to enforce indemnification rights under this Agreement, the Articles, applicable law or otherwise and either (A) Indemnitee is successful in such Proceeding in establishing Indemnitee’s right, in whole or in part, to indemnification or advancement of Expenses hereunder (in which case such indemnification or advancement shall be to the fullest extent permitted by this Agreement) or (B) the court in such Proceeding shall determine that, despite Indemnitee’s failure to establish his or her right to indemnification, Indemnitee is entitled to indemnity for such expenses (in which case such indemnification or advancement shall be to the extent provided by such court);

(b)	in connection with the Indemnitee preparing to serve or serving, prior to a Change in Control, as a witness in voluntary cooperation with any non-governmental or non-regulatory party or entity who or which has threatened or commenced any action or proceeding against the Company, or any director, officer, employee, trustee, agent, representative, subsidiary, parent corporation or affiliate of the Company, but such indemnification may be provided by the Company if the Board finds it to be appropriate;

(c)	for which payment has actually been made to the Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance policy;

(d)	for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any foreign or United States federal, state or local statute or regulation;

(e)	for which the Indemnitee is indemnified and actually paid other than pursuant to this Agreement;

(f)	for conduct that is finally adjudged (as to which all rights of appeal therefrom have been exhausted or lapsed) by a court of competent jurisdiction to have been caused by the Indemnitee’s dishonesty, willful default or fraud, including, without limitation, breach of the duty of loyalty, unless and only to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts which such court shall deem proper;

(g)	if a court of competent jurisdiction finally determines that such indemnification is unlawful (as to which all rights of appeal therefrom have been exhausted or lapsed). In this respect, the Company and the Indemnitee have been advised that the Securities and Exchange Commission (the “SEC”) takes the position that indemnification for liabilities arising under securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication;

(h)	in connection with the Indemnitee’s personal tax matters;

(i)	subject to the proviso in Section 6(a) hereof, in connection with any dispute or breach arising under any contract or similar obligation between the Company or any of its subsidiaries or affiliates and such Indemnitee; or

(j)	in connection with any reimbursement made by Indemnitee to the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), Section 306 of the Sarbanes-Oxley Act or Section 954 of the Dodd–Frank Wall Street Reform and Consumer Protection Act and the rules promulgated by the SEC thereunder.

7.	Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a Proceeding pursuant to the terms hereof, the Company has directors’ and officers’ insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

8.	No Employment Rights. Nothing in this Agreement is intended to create in the Indemnitee any right to continued employment with the Company.

9.	Continuation of Indemnification. All agreements and obligations of the Company contained herein shall continue during the period that the Indemnitee is [a director/an executive officer / an officer] of the Company (or is or was serving at the request of the Company as an agent of another enterprise, foreign or domestic) and shall continue thereafter so long as the Indemnitee shall be subject to any Proceeding by reason of the fact that the Indemnitee is or was [a director/an executive officer / an officer] of the Company or is or was serving in any other capacity referred to in this Section 9. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as [a director/an executive officer / an officer] of the Company or as an agent of another enterprise at the Company’s request.

10.	Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be deemed to be exclusive of any other rights to which the Indemnitee may be entitled under the Articles, any agreement, vote of shareholders or vote of Disinterested Directors, provisions of applicable law, or otherwise, both as to action or omission in the Indemnitee’s official capacity and as to action or omission in another capacity on behalf of the Company while holding such office.

11.	Other Indemnity Agreement. Other than this Agreement, the Company has not entered into as of the date hereof, and shall not enter into following the date hereof, any indemnification agreement or side letter or other similar agreement or arrangement (collectively, an “Indemnity Agreement”), or amend any existing Indemnity Agreement, with any existing or future director/executive officer of the Company that has the effect of establishing rights or otherwise benefiting such director/executive officer in a manner more favorable in any respect than the rights and benefits established in favor of the Indemnitee by this Agreement, unless, in each such case, the Indemnitee is offered the opportunity to receive the rights and benefits of such Indemnity Agreement. All Indemnity Agreements shall be in writing.

12.	Assignment; Successors and Assigns. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party thereto without the prior written consent of the other party, except that the Company may, without such consent, assign all such rights and obligations to a successor in interest to the Company which assumes all obligations of the Company under this Agreement in a written agreement in form and substance satisfactory to the Indemnitee. Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the parties hereto and the Company’s successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company) and assigns, as well as the Indemnitee’s spouses, heirs, and personal and legal representatives.

13.	Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

14.	Severability. Each and every section, sentence, term and provision of this Agreement is separate and distinct so that if any section, sentence, term or provision thereof shall be held to be invalid, unlawful or unenforceable for any reason, such invalidity, unlawfulness or unenforceability shall not affect the validity, lawfulness or enforceability of any other section, sentence, term or provision hereof. To the extent required, any section, sentence, term or provision of this Agreement may be modified by a court of competent jurisdiction to preserve its validity and to provide the Indemnitee with the broadest possible indemnification permitted under applicable law. The Company’s inability, pursuant to a court order or decision, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.

15.	Savings Clause. If this Agreement or any section, sentence, term or provision hereof is invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify the Indemnitee as to any Expenses which are incurred with respect to any Proceeding to the fullest extent permitted by any (a) applicable section, sentence, term or provision of this Agreement that has not been invalidated or (b) applicable law.

16.	Interpretation; Governing Law. This Agreement shall be construed as a whole and in accordance with its fair meaning and any ambiguities shall not be construed for or against either party. Headings are for convenience only and shall not be used in construing meaning. This Agreement shall be governed and interpreted in accordance with Cayman Islands laws without regard to the conflict of laws principles thereof. Each of the parties to this Agreement irrevocably agrees that the courts of the Cayman Islands shall have exclusive jurisdiction to hear and determine any claim, suit, action or proceeding, and to settle any disputes, which may arise out of or are in any way related to or in connection with this Agreement, and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts.

17.	Amendments. No amendment, waiver, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by the party against whom enforcement is sought. The indemnification rights afforded to the Indemnitee hereby are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Articles, or by other agreements, including directors’ and officers’ liability insurance policies, of the Company.

18.	Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other. Delivery by electronic transmission to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence. The exchange of a fully executed Agreement (in counterparts or otherwise) in pdf, DocuSign or similar format and transmitted by facsimile or email shall be sufficient to bind the parties to the terms and conditions of this Agreement.

19.	Notices. Any notice required to be given under this Agreement shall be directed to the Company at [address] (Attention of [name(s)]), and to the Indemnitee at or to such other address as the Indemnitee shall designate to the Company in writing.

20.	Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

21.	Additional Acts. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required to the fullest extent permitted by law, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

22.	Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

23.	Electronic Transactions Act. Sections 8 and 19(3) of the Electronic Transactions Act (As Revised) shall not apply.

24.	Third Party Rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act (As Revised), as amended, modified, re-enacted or replaced, to enforce any term of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Indemnification Agreement as a deed on the date first written above.

Executed and delivered as a deed

CYBERSCOPE WEB3 SECURITY INC.

By:
Name:
Title:

INDEMNITEE

Name:
Address:

Witness

Name:
Address:

Signature Page to Indemnification Agreement